     As filed with the Securities and Exchange Commission on August 28, 2002
                          Registration No. 333 - ______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------
                                  TELLIUM, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                  22-3509099
     (State or other jurisdiction of                    (I.R.S. Employer
      Incorporation or organization)                  Identification No.)

                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                (732) 923 - 4100
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                        Tellium 2002 Stock Incentive Plan
                            (Full title of the plans)

               Harry J. Carr, Chairman and Chief Executive Officer
                                  Tellium, Inc.
                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100

                                    copy to:
                                 Lawrence R. Bard
                    Fried, Frank, Harris, Shriver & Jacobson
                          1001 Pennsylvania Avenue, NW
                             Washington, D.C. 20004
                                 (202) 639-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE
  ==============================================================================

                                                              Proposed
                                                               Maximum          Proposed Maximum       Amount of
      Title of Each Class              Amount to be      Offering Price per        Aggregate         Registration
  of Securities to be Registered        Registered            Share (1)        Offering Price(1)        Fee (2)
  ------------------------------        ----------            ---------        -----------------        -------

  Common stock, $0.001 par value        13,645,000             $ 0.59            $ 8,050,550            $ 740.65
                                        ----------              -------           -------------          ---------

  ==============================================================================

(1) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The price per share and the aggregate offering price are based on $0.59 per share, the average of the high and low prices on August 27, 2002 as quoted on the Nasdaq Stock Market.

(2) This registration fee was previously paid in connection with prior filings of Tellium, Inc. with the Securities and Exchange Commission.

                                EXPLANATORY NOTE

     Tellium, Inc. is filing this registration statement on Form S-8 to register shares of its common stock in connection with the Tellium 2002 Stock Incentive Plan.

     This registration statement contains information required in the registration statement under Part II of Form S-8. The plan information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This plan information, the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants of the Tellium 2002 Stock Incentive Plan as specified by Rule 428 under the Securities Act of 1933.

     Tellium, Inc. will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus as set forth in Form S-8), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act of 1933 or additional information about the plans. Requests should be directed to Tellium, Inc., 2 Crescent Place, Oceanport, New Jersey 07757-0901 attention: Jenniffer Collins (telephone 732-923-4100).

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Tellium with the SEC, are incorporated by reference in this registration statement:

     (a) Tellium's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on April 1, 2002;

     (b) Tellium's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2002, filed with the SEC on May 15, 2002;

     (c) Tellium's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2002, filed with the SEC on August 15, 2002;

     (d) Current Reports on Form 8-K filed with the SEC on February 1, 2002, May 1, 2002, June 26, 2002, July 3, 2002, July 30, 2002 and August 15,
          2002;

     (e) Tender Offer Statement on Schedule TO, filed with the SEC on August 1, 2002 as amended on August 2, 2002 and August 22, 2002;

     (f) Registration Statement on Form 8-A, filed with the SEC on May 11, 2001, registering the common stock of Tellium under Section 12 of the Securities Exchange Act of 1934; and

     (g) Section entitled "Description of Capital Stock" in Registration Statement on Form S-1 (No. 333-46362), originally filed on September 22, 2000, including all amendments, for a description of the common stock of Tellium.

     All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

     Under Section 102(b)(7) of the Delaware General Corporation Law, Tellium's Certificate of Incorporation, as amended and restated, eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

     Tellium's Certificate of Incorporation, as amended and restated, requires Tellium to indemnify its directors and officers to the extent permitted under
Section 145 of the Delaware General Corporation Law. Tellium's Certificate of Incorporation, as amended and restated, provides that Tellium shall indemnify any person who was or is a party or is threatened to be made a party to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Tellium, or is or was serving at the request of Tellium as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, to the full extent authorized by the Delaware General Corporation Law.

     The above discussion of Section 145 and of Tellium's Certificate of Incorporation, as amended and restated, is not intended to be exhaustive and is respectively qualified in its entirety by such statute and Tellium's Certificate of Incorporation, as amended and restated.

     Tellium has obtained primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of Tellium, may also pay amounts for which Tellium has granted indemnification to the directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8. EXHIBITS.

     The following documents are filed as exhibits to this registration statement:

Exhibit    Description of Exhibit
-------    ----------------------

4.1        Tellium 2002 Stock Incentive Plan.

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the shares of common stock covered by this registration statement.

23.1       Consent of Deloitte & Touche LLP.

23.2       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
           Exhibit 5.1 above).

24.1 Power of Attorney (included on signature page of this registration statement).
                                      II-2

ITEM 9.    UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Tellium pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Tellium pursuant to the foregoing provisions, or otherwise, Tellium has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Tellium will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Tellium certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanport, State of New Jersey, on August 28, 2002.

                                  TELLIUM, INC.

                               By:  /s/  Harry J. Carr
                                    --------------------------------------------
                                    Harry J. Carr
                                    Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned directors and officers of Tellium, Inc. hereby constitute and appoint Harry J. Carr and William J. Proetta and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                       DATE

/s/ Harry J. Carr            Chief Executive Officer and                 August 28, 2002
---------------------------  Chairman of the Board of Directors
Harry J. Carr                (Principal Executive Officer)

/s/ William J. Proetta       President and Chief Operating Officer       August 28, 2002
---------------------------
William J. Proetta


/s/ William B. Bunting       Director                                    August 28, 2002
---------------------------
William B. Bunting


/s/ Michael M. Connors       Director                                    August 28, 2002
---------------------------
Michael M. Connors


/s/ Jeffrey A. Feldman       Director                                    August 28, 2002
---------------------------
Jeffrey A. Feldman


/s/ Edward F. Glassmeyer     Director                                    August 28, 2002
---------------------------
Edward F. Glassmeyer


/s/ William A. Roper         Director                                    August 28, 2002
---------------------------
William A. Roper


/s/ Richard C. Smith         Director                                    August 28, 2002
---------------------------
Richard C. Smith

/s/ Marc B. Weisberg         Director                                    August 28, 2002
---------------------------
Marc B. Weisberg

/s/ Michael J. Losch         Chief Financial Officer (Principal          August 28, 2002
---------------------------  Financial and Accounting Officer)
Michael J. Losch

                                  EXHIBIT INDEX

     The following documents are filed as exhibits to this registration statement:

EXHIBIT    DESCRIPTION OF EXHIBIT
------     ----------------------

 4.1       Tellium 2002 Stock Incentive Plan.

 5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the shares of common stock covered by this registration statement.

 23.1      Consent of Deloitte & Touche LLP.

 23.2      Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
           Exhibit 5.1 above).

 24.1 Power of Attorney (included on signature page of this registration statement).